UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01                          Entry into a Material Definitive Agreement.
Summary
On March 19, 2019, Barnwell Industries, Inc.’s (the “Company”) 77.6%-owned real estate venture, Kaupulehu Developments (“KD”), was notified of the effectiveness of its entry into certain real estate transactions. As part of the transactions, KD entered into an Agreement with Respect to Retained Rights, the exact effective date which is to be later determined, by and between KD and KD Acquisition II, LP, a Delaware limited partnership (the “Retained Rights Agreement”). KD also entered into an Agreement to Release Retained Rights, the exact effective date of which is to be later determined, with KD Kaupulehu, LLLP, a Delaware limited liability limited partnership (the “Agreement to Release Retained Rights”).  As a result of these agreements and the related transactions, the Company’s right to receive certain sales payments and distributions has changed. In addition, pursuant to an Amended and Restated Limited Partnership Agreement of KD Acquisition II, LP (the “A&R LPA”), the Company’s indirect ownership interests in certain entities that it had acquired in November 2013 have changed. The exact effective dates of these agreements have not been finally determined by the new partner, however the Company has been notified that the agreements have become effective at least as of March 19, 2019.
Background
In November 2013, the Company, indirectly acquired a 19.6% non-controlling ownership interest in each of KD Kukio Resorts, LLLP, (“KD Kukio”), KD Maniniowali, LLLP, (“KD Maniniowali”) and KD Kaupulehu, LLLP, (“KDK”, and together with KD Kukio and KD Maniniowali, the “Kukio Resort Land Development Partnerships”).  The Kukio Resort Land Development Partnerships own certain real estate and development rights interests in portions of Kukio Resort, a private residential community in Kona, Hawaii, as well as Kukio Resort’s real estate sales office operations. KDK owns KD Acquisition, LLLP, (“KD I”) the developer of Kaupulehu Lot 4A Increment I, and KD Acquisition II, LP, (“KD II”), the developer of Kaupulehu Lot 4A Increment II (such lot referred to hereinafter as “Increment II”).  In addition to its indirect ownership interest of these entities, the Company had an arrangement with KD II to receive a percentage of sales payments from lots sold by KD II and a percentage of future distributions to KD II's partners.
Impact of New Agreements
In March 2019, pursuant to the A&R LPA, KD II admitted a new development partner, Replay Kaupulehu Development, LLC (“Replay”), a party unrelated to the Company, to move forward with development of the remainder of Increment II at Kaupulehu.  Effective with this new agreement, KDK and Replay hold ownership interests of 55% and 45%, respectively, of KD II. As a result, the Company’s indirect 19.6% non-controlling ownership interest in KD II has been reduced to 10.8%.
In addition, as a result of the transactions, KD's arrangement with KD II to receive certain payments and distributions have changed.  Under the terms of the former Increment II arrangement with KD II, KD was entitled to receive a percentage of gross receipts from KD II's sales ranging from 8% to 10% of the price of improved or unimproved lots or 2.60% to 3.25% of the price of units constructed on a lot, to be determined in the future depending upon a number of variables. KD was also entitled to receive 50% of distributions otherwise payable from KD II to its members after the members of KD II received distributions equal to the original basis of capital invested in the project, up to $8,000,000. In fiscal 2017, the members of KD II received cumulative distributions equal to the original basis of capital invested in the project after which KD received $2,500,000 from KD II representing an amount equal to 50% of the distributions KD II made to its members in September 2017, and an additional $1,000,000 was received from KD II in June 2018 under this arrangement, for a cumulative total of $3,500,000 received out of the $8,000,000 maximum. The $1,000,000 received in June 2018 was pursuant to the now-effective Retained Rights Agreement. The former arrangement also included the rights to three single family residential lots in Phase 2 of Increment II when developed, at no cost to KD, with a commitment by KD to construct a residence upon each lot within six months of transfer.
Concurrent with the transaction whereby KD II admitted Replay as a new development partner, KD entered into new agreements with KD II whereby the former Increment II arrangements have been eliminated and KD will instead be entitled to 15% of the cumulative net profits of KD II, the cost of which is to be solely borne by KDK out of its 55% ownership interest in KD II, plus a priority payout of 10% of KDK’s cumulative net profits derived from Increment II sales subsequent to the initial phase of new development, up to a maximum of $3,000,000.  Such interests will be limited to net profits interests and the Company will not have any partnership interests in KD II or KDK through its interest in KD. The new arrangement also gives KD rights to three single family residential lots in the initial phase of new development of Increment II, and four single family residential lots in phases subsequent to the initial phase of new development when such lots are developed by KD II, all at no cost to KD. KD is committed to construct improvements within 90 days of the transfer of the four of the lots in the subsequent phases of development as a condition of the transfer of such lots.
The Company’s indirect 19.6% non-controlling ownership interest in KD Kukio, KD Maniniowali and KD I, as well as the arrangement with KD I to receive certain payments and distributions remains unchanged.
Item 7.01                          Regulation FD Disclosure.
A copy of the Company’s press release, issued on March 22, 2019, announcing entry into the transactions described above is furnished as Exhibit 99.1 to this Current Report.
Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description

99.1	Press release dated March 22, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  March 25, 2019
BARNWELL INDUSTRIES, INC.

/s/ Russell M. Gifford
Russell M. Gifford
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 22, 2019.